UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 17, 2008
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
GMAC LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-0572512 (I.R.S. Employer Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.
GMAC LLC (“GMAC”) today confirmed the following information, which will be included in a General Motors Corporation (“GM”) presentation to its investors on January 17, 2008. GM, through wholly-owned subsidiaries, owns a 49 percent interest in GMAC. Four GM executives are currently members of the GMAC Board of Directors.
GMAC Update:
•	GMAC expects Residential Capital, LLC (“ResCap”) to meet its financial covenants at year-end 2007

•	Believe GMAC remains adequately capitalized
•	$1.1 billion of preferred equity converted to common equity by GMAC’s owners in the fourth quarter of 2007

•	$1 billion contribution by GM in the first quarter of 2007 as part of the final settlement provisions related to the sale by GM of a 51 percent interest in GMAC

•	No other cash injections required from GMAC’s owners in 2007
•	GMAC liquidity at relatively high historical levels

•	GMAC expects to be profitable in 2008, with substantially reduced losses at ResCap due to risk mitigation actions undertaken
•	Do not expect common dividend distributions in interest of building GMAC capital
•	Auto Finance remains profitable despite some delinquency headwinds

•	Insurance operations continue to perform well due to favorable loss experience
Forward-Looking Statements
In this report, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.
While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Form 10-K for GMAC, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: securing low cost funding to sustain growth for GMAC and Residential Capital, LLC ("ResCap") and maintaining the mutually beneficial relationship between GMAC and General Motors Corporation ("GM"); our ability to maintain an appropriate level of debt; the profitability and financial condition of GM; restrictions on ResCap's ability to pay dividends to us; recent developments in the residential mortgage market, especially in the nonprime sector; changes in the residual value of off-lease vehicles; the impact on ResCap of the continuing decline in the U.S. housing market; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap, GMAC or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.
Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC LLC (Registrant)
Dated: January 17, 2008	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller